                                                                  EXHIBIT 13


           ORGANIZATIONAL STRUCTURE OF METROPOLITAN AND SUBSIDIARIES
                            AS OF DECEMBER 31, 1997

The following is a list of subsidiaries of Metropolitan Life Insurance Company ("Metropolitan") as of December 31, 1997. Those entities which are listed at the left margin (labelled with capital letters) are direct subsidiaries of Metropolitan. Unless otherwise indicated, each entity which is indented under another entity is a subsidiary of such indented entity and, therefore, an indirect subsidiary of Metropolitan. Certain inactive subsidiaries have been omitted from the Metropolitan Organizational listing. The voting securities (excluding directors' qualifying shares, if any) of the subsidiaries listed are 100% owned by their respective parent corporations, unless otherwise indicated. The jurisdiction of domicile of each subsidiary listed is set forth in the parenthetical following such subsidiary.

A.   Metropolitan Tower Corp. (Delaware)

     1.   Metropolitan Property and Casualty Insurance Company (Rhode Island)

          a. Metropolitan Group Property and Casualty Insurance Company (Rhode Island)

               i.   Metropolitan Reinsurance Company (U.K.) Limited (Great
                    Britain)

          b.   Metropolitan Casualty Insurance Company (Rhode Island)
          c.   Metropolitan General Insurance Company (Rhode Island)
          d.   First General Insurance Company (Georgia)
          e.   Metropolitan P&C Insurance Services, Inc. (California)
          f.   Metropolitan Lloyds, Inc. (Texas)
          g.   Met P&C Managing General Agency, Inc. (Texas)

     2.   Metropolitan Insurance and Annuity Company (Delaware)

          a.   MetLife Europe I, Inc. (Delaware)
          b.   MetLife Europe II, Inc. (Delaware)
          c.   MetLife Europe III, Inc. (Delaware)
          d.   MetLife Europe IV, Inc. (Delaware)
          e.   MetLife Europe V, Inc. (Delaware)
          f.   MetLife Healthcare Holdings, Inc. (Delaware)

     3.   MetLife General Insurance Agency, Inc. (Delaware)

          a.   MetLife General Insurance Agency of Alabama, Inc. (Alabama)
          b.   MetLife General Insurance Agency of Kentucky, Inc. (Kentucky)
          c.   MetLife General Insurance Agency of Mississippi, Inc.
               (Mississippi)
          d.   MetLife General Insurance Agency of Texas, Inc. (Texas)
          e. MetLife General Insurance Agency of North Carolina, Inc. (North Carolina)
          f. MetLife General Insurance Agency of Massachusetts, Inc. (Massachusetts)

     4.   Metropolitan Asset Management Corporation (Delaware)

          a.   MetLife Capital Holdings, Inc. (Delaware)

               i.   MetLife Capital Corporation (Delaware)

                    (1)  Searles Cogeneration, Inc. (Delaware)
                    (2)  MLYC Cogen, Inc. (Delaware)
                    (3)  MCC Yerkes Inc. (Washington)
                    (4) MetLife Capital, Limited Partnership (Delaware). Partnership interests in MetLife Capital, Limited Partnership are held by Metropolitan (90%) and MetLife Capital Corporation (10%).
                    (5)  CLJFinco, Inc. (Delaware)

                         (a)  MetLife Capital Credit L.P. (Delaware).
                              Partnership interests in MetLife Capital Credit L.P. are held by Metropolitan (90%) and CLJ Finco, Inc. (10%).

                                 (i) MetLife Capital CFLI Holdings, LLC (DE)

                                       (1) MetLife Capital CFLI Leasing, LLC
                                           (DE)

                    (6)  MetLife Capital Portfolio Investments, Inc. (Nevada)

                         (a)  MetLife Capital Funding Corp. (Delaware)

                    (7)  MetLife Capital Funding Corp. II (Delaware)

                    (8)  MetLife Capital Funding Corp. III (Delaware)

               ii. MetLife Capital Financial Corporation (Delaware) 90% of outstanding equity interest in Metlife
                    Capital Financial Corporation held directly by Metropolitan Life Insurance Company.

               iii. MetLife Financial Acceptance Corporation (Delaware).
                    MetLife Capital Holdings, Inc. holds 100% of the voting preferred stock of MetLife Financial Acceptance Corporation. Metropolitan Property and Casualty Insurance Company holds 100% of the common stock of MetLife Financial Acceptance Corporation.

               iv.  MetLife Capital International Ltd. (Delaware).

          b. MetLife Investments Limited (United Kingdom). 23rd Street Investments, Inc. holds one share of MetLife Investments Limited.

          c. MetLife Investments Asia Limited (Hong Kong). One share of MetLife Investments Asia Limited is held by W&C Services, Inc., a nominee of Metropolitan Asset Management Corporation.

     5.   SSRM Holdings, Inc. (Delaware)

          a.   GFM International Investors Ltd. (United Kingdom).

          b.   GFM International Investors, Inc. (United Kingdom).

               i.   GFM Investments Limited (United Kingdom)

          c. State Street Research & Management Company (Delaware). Is a sub-investment manager for the Growth, Income, Diversified and Aggressive Growth Portfolios of Metropolitan Series Fund, Inc.

               i.   State Street Research Investment Services, Inc.
                    (Massachusetts)

          d.   SSR Realty Advisors, Inc. (Delaware)

               i.   Metric Management Inc. (Delaware)
               ii.  Metric Property Management, Inc. (Delaware)

                    (1) Metric Realty (Delaware). SSR Realty Advisors, Inc. and Metric Property Management, Inc. each hold 50% of the common stock of Metric Realty.

                         (a) Metric Institutional Apartment Fund II, L.P. (California). Metric Realty holds a 1% interest as general partner and Metropolitan holds an approximately 14.6% limited partnership interest in Metric Institutional Apartment Fund II, L.P.

                    (2) Metric Colorado, Inc. (Colorado). Metric Property Management, Inc. holds 80% of the common stock of Metric Colorado, Inc.

               iii. Metric Capital Corporation (California)
               iv.  Metric Assignor, Inc. (California)
               v.   SSR AV, Inc. (Delaware)

     6.   MetLife Holdings, Inc. (Delaware)

          a.   MetLife Funding, Inc. (Delaware)
          b.   MetLife Credit Corp. (Delaware)

     7.   Metropolitan Tower Realty Company, Inc. (Delaware)

     8.   Met Life Real Estate Advisors, Inc. (California)

     9.   Security First Group, Inc. (DE)

          a.   Security First Life Insurance Company (DE)

               (i)  Security First Life Insurance Company of Arizona (AZ)

          b.   Security First Insurance Agency, Inc. (MA)
          c.   Security First Financial Insurance Agency, Inc. (NV)
          d.   Security First Group of Ohio, Inc. (OH)
          e.   Security First Financial, Inc. (DE)
          f.   Security First Investment Management Corporation (DE)
          g.   Security First Management Corporation (DE)
          h.   Security First Real Estate, Inc. (DE)

     10.  Natiloportem Holdings, Inc. (Delaware)

B.   Metropolitan Tower Life Insurance Company (Delaware)

C.   MetLife Security Insurance Company of Louisiana (Louisiana)

D.   MetLife Texas Holdings, Inc. (Delaware)

     1.   Texas Life Insurance Company (Texas)

          a.   Texas Life Agency Services, Inc. (Texas)

          b.   Texas Life Agency Services of Kansas, Inc. (Kansas)

E.   MetLife Securities, Inc. (Delaware)

F.   23rd Street Investments, Inc. (Delaware)

G.   Metropolitan Life Holdings Limited (Ontario, Canada)

     1.   Metropolitan Life Financial Services Limited (Ontario, Canada)

     2.   Metropolitan Life Financial Management Limited (Ontario, Canada)

          a.   Metropolitan Life Insurance Company of Canada (Canada)

     3.   Morguard Investments Limited (Ontario, Canada)
          Shares of Morguard Investments Limited ("Morguard") are held by Metropolitan Life Holdings Limited (72%) and by employees of Morguard (28%).
     4.   Services La Metropolitaine Quebec, Inc. (Quebec, Canada)

H. Santander Met, S.A. (Spain). Shares of Santander Met, S.A. are held by Metropolitan (50%) and by an entity (50%) unaffiliated with Metropolitan.

     1.   Seguros Genesis, S.A. (Spain)
     2. Genesis Seguros Generales, Sociedad Anomina de Seguros y Reaseguros (Spain)

I. Kolon-Met Life Insurance Company (Korea). Shares of Kolon-MetLife Insurance Company are held by Metropolitan (51%) and by an entity (49%) unaffiliated with Metropolitan.

J.   Metropolitan Life Seguros de Vida S.A. (Argentina)

K.   Metropolitan Life Seguros de Retiro S.A. (Argentina).

L.   Met Life Holdings Luxembourg (Luxembourg)

M.   Metropolitan Life Holdings, Netherlands BV (Netherlands)

N.   MetLife International Holdings, Inc. (Delaware)

O.   Metropolitan Life Insurance Company of Hong Kong Limited (Hong Kong)

P.   Metropolitan Marine Way Investments Limited (Canada)

Q.   P.T. MetLife Sejahtera (Indonesia)

R. Seguros Genesis S.A. (Mexico) Metropolitan holds 85.49%, Metropolitan Tower Corp. holds 7.31% and Metropolitan Asset Management Corporation holds 7.20% of the common stock of Seguros Genesis S.A.

S.   AFORE Genesis Metropolitan S.A. de C.V. (Mexico)

T.   Metropolitan Life Seguros E Previdencia Privada S.A. (Brazil)

U.   Hyatt Legal Plans, Inc. (Delaware)

V. One Madison Merchandising L.L.C. (Connecticut) Ownership of membership interests in One Madison Merchandising L.L.C. is as follows: Metropolitan owns 99% and Metropolitan Tower Corp. owns 1%.

W.   Metropolitan Realty Management, Inc. (Delaware)

     1.   Edison Supply and Distribution, Inc. (Delaware)
     2.   Cross & Brown Company (New York)

          a.   Cross & Brown Associates of New York, Inc. (New York)

          b.   Cross & Brown Construction Corp. (New York)

          c.   CBNJ, Inc. (New Jersey)

          d.   Subrown Corp. (New York)

X.   MetPark Funding, Inc. (Delaware)

Y.   2154 Trading Corporation (New York)

Z.   Transmountain Land & Livestock Company (Montana)

AA.  Farmers National Company (Nebraska)

     1.   Farmers National Commodities, Inc. (Nebraska)

A.B.  MetLife Trust Company, National Association. (United States)
A.C.  PESCO Plus, L.C. (Florida). Metropolitan holds a 50% interest in
      PESCO Plus, L.C. and an unaffiliated party holds a 50% interest.
      1. Public Employees Equities Services Company (Florida)
A.D.  Benefit Services Corporation (Georgia)
A.E.  G.A. Holding Corporation (MA)
A.F.  TNE-Y, Inc. (DE)
A.G.  CRH., Inc. (MA)
A.H.  NELRECO Troy, Inc. (MA)
A.I.  TNE Funding Corporation (DE)
A.J.  L/C Development Corporation (CA)
A.K.  Boylston Capital Advisors, Inc. (MA)
      1. New England Portfolio Advisors, Inc. (MA)
A.L. CRB Co., Inc. (MA) AEW Real Estate Advisors, Inc. holds 49,000 preferred non-voting shares of CRB Co., Inc. AEW Advisors, Inc. holds 1,000 preferred non-voting shares of CRB Co., Inc.
A.M.  DPA Holding Corp. (MA)
A.N.  Lyon/Copley Development Corporation (CA)
A.O.  NEL Partnership Investments I, Inc. (MA)
A.P.  New England Life Mortgage Funding Corporation (MA)
A.Q.  Mercadian Capital L.P. (DE). Metropolitan holds a 95% limited partner interest and an unaffiliated third party holds 5% of Mercadian Capital
      L.P.
A.R. Mercadian Funding L.P. ( DE). Metropolitan holds a 95% limited partner interest and an unaffiliated third party holds 5% of Mercadian
      Funding L.P.


A.S.  MetLife New England Holdings, Inc. (DE)
      1. New England Life Insurance Company (MA)
         a. New England Life Holdings, Inc. (DE)
            i. New England Securities Corporation (MA)
                1. Hereford Insurance Agency, Inc. (MA)
                2. Hereford Insurance Agency of Alabama, Inc. (AL)
                3. Hereford Insurance Agency of Minnesota, Inc. (MN)
                4. Hereford Insurance Agency of Ohio, Inc. (OH)
                5. Hereford Insurance Agency of New Mexico, Inc. (NM)
            ii.  TNE Advisers, Inc. (MA)
            iii. TNE Information Services, Inc. (MA)
         b. Exeter Reassurance Company, Ltd. (MA)
         c. Omega Reinsurance Corporation (AZ)
         d. New England Pension and Annuity Company (DE)
         e. Newbury Insurance Company, Limited (Bermuda)

      2.    New England Investment Companies, Inc. (MA)
         a. New England Investment companies, L.P. (DE) New England Investment Companies, Inc. holds a 1.7% general partnership interest in New England Investment Companies, L.P. MetLife New England Holdings, Inc. holds a 3.3% general partnership interest in New England Investment Companies, L.P.

      3.    NEIC Operating Partnership, L.P.
            New England Investment Companies, L.P. holds a 14.2% general partnership Interest and New England Investment Companies, Inc. holds a 0.00002% general Partnership Interest in NEIC operating Partnership, L.P. Metropolitan holds a 46.3% Limited Partnership Interest in NEIC Operating Partnership, L.P.
         a. NEIC Holdings, Inc. (MA)
            i.     Back Bay Advisors, Inc. (MA)

               (1) Back Bay Advisors, L.P. (DE)
                   Back Bay Advisors, Inc.
                   holds a 1% general partner
                   interest and NEIC
                   Holdings, Inc. holds a 99%
                   limited partner interest
                   in Back Bay Advisors, L.P.
            ii.    R & T Asset Management, Inc. (MA)
               (1) Reich & Tang Distributors, L.P. (DE)
                   R & T Asset Management Inc.
                   holds a 1% general interest and
                   R & T Asset Management, L.P.
                   holds a 99.5% limited partner
                   interest in Reich Tang Distributors, L.P.
               (2) R & T Asset Management L.P.
                   R & T Asset Management, Inc.
                   holds a 0.5% general partner interest and
                   NEIC Holdings, Inc. hold a 99.5% limited
                   partner interest in       &
                   Asset Management, L.P.
               (3) Reich & Tang Services, L.P. (DE)
                   R & T Asset Management, Inc.
                   holds a 1% general partner interest and
                   R & T Asset Management, L.P.
                   holds a 99% limited partner interest
                   in Reich & Tang Services, L.P.
           iii.    Loomis, Sayles & Company, Inc. (MA)
               (1) Loomis Sayles & Company, L.P. (DE)
                   Loomis Sayles & Company, Inc.
                   holds a 1% general partner interest and
                   R & T Asset Management, Inc. holds a 99% limited partner interest in Loomis Sayles &
                   Company, L.P.
            iv.    Westpeak Investment Advisors, Inc. (MA)
               (1) Westpeak Investment Advisors, L.P. (DE)
                   Westpeak Investment Advisors, Inc.
                   holds a 1% general partner interest and
                   Reich & Tang holds a 99% limited
                   partner interest in Westpeak Investment
                   Advisors, L.P.
            v.     VNSM, Inc. (DE)
               (1) Vaughan, Nelson Scarborough & McConnell, L.P. (DE)
                   VNSM, Inc. holds a 1% general partner interest and Reich & Tang Asset Management, Inc. holds a 99% limited partner interest in Vaughan, Nelson
                   Scarborough & McConnell, L.P.

                                a.  Breen Trust Company

            vi.    MC Management, Inc. (MA)
               (1) MC Management, L.P. (DE)
                   MC Management, Inc. holds a 1% general partner interest and R & T Asset Management, Inc.
                   holds a 99% limited partner interest in MC
                   Management, L.P.
            vii.   Harris Associates, Inc. (DE)
               (1) Harris Associates Securities L.P. (DE)
                   Harris Associates, Inc. holds a 1% general partner interest and Harris Associates L.P. holds a 99% limited partner interest in Harris Associates Securities, L.P.
               (2) Harris Associates L.P. (DE)
                   Harris Associates, Inc. holds a 0.33% general partner interest and NEIC Operating Partnership, L.P. holds a 99.67% limited partner interest in Harris Associates L.P.
                              (a) Harris Partners, Inc. (DE)
                              (b) Harris Partners L.L.C. (DE)
                                  Harris Partners, Inc. holds a 1%
                                  membership interest and
                                  Harris Associates L.P. holds a 99%
                                  membership interest in Harris Partners L.L.C.
                                  (i) Aurora Limited Partnership (DE)
                                      Harris Partners L.L.C. holds a 1% general partner interest

                                 (ii) Perseus Partners L.P. (DE) Harris Partners
                                      L.L.C. holds a 1% general partner interest

                                (iii) Pleiades Partners L.P. (DE) Harris
                                      Partners L.L.C. holds a 1% general partner interest

                                 (iv) Stellar Partners L.P. (DE)
                                      Harris Partners L.L.C. holds a 1% general partner interest

                                  (v) SPA Partners L.P. (DE) Harris Partners
                                      L.L.C. holds a 1% general partner interest
            viii.  Graystone Partners, Inc. (MA)
               (1) Graystone Partners, L.P. (DE)
                   Graystone Partners, Inc. holds a 1%
                   general partner interest and New England
                   NEIC Operating Partnership, L.P.
                   holds a 99% limited partner interest in
                   Graystone Partners, L.P.

            ix.    NEF Corporation (MA)
               (1) New England Funds, L.P. (DE) NEF Corporation holds a
                   1% general partner interest and NEIC Operating
                   Partnership, L.P. holds a 99% limited
                   partner interest in New England Funds, L.P.
               (2) New England Funds Management, L.P. (DE) NEF
                   Corporation holds a 1% general partner interest and NEIC Operating Partnership, L.P. holds a 99% limited partner interest in New England Funds
                   Management, L.P.
            x.     New England Investment Associates, Inc.
            xi.    Snyder Capital Management, Inc.
               (1) Snyder Capital Management, L.P. NEIC Operating
                   Partnership holds a 99.5% limited partnership interest and Snyder Capital Management Inc. holds a 0.5% general partnership interest.
            xii.   Jurika & Voyles, Inc.
               (1) Jurika & Voyles, L.P NEIC Operating Partnership,
                   L.P. holds a 99% limited partnership interest and Jurika & Voyles, Inc. holds a 1% general partnership interest.
         b. Capital Growth Management, L.P. (DE)
            NEIC Operating Partnership, L.P. holds a 50% limited partner interest in Capital Growth Management, L.P.
         c. AEW Capital Management, Inc. (DE)
            i. AEW Securities, L.P. (DE) AEW Capital Management, Inc. holds a 1% general partnership and AEW Capital Management, L.P.
               holds a 99% limited partnership interest in AEW Securities, L.P.
         d. AEW Capital Management L.P. (DE)
            New England Investment Companies, L.P. holds a 99% limited partner interest and AEW Capital Management, Inc. holds a 1% general partner interest in AEW Capital Management, L.P.
      1. AEW Investment Group, Inc. (MA)
         a. Copley Public Partnership Holding, L.P. (MA)
            AEW Investment Group, Inc. holds a 25% general partnership interest and AEW Capital Management, L.P. holds a 75% limited partnership interest in Copley Public Partnership
            Holding, L.P.
         b. AEW Management and Advisors L.P. (MA)
            AEW Investment Group, Inc. holds a 25% general partnership interest and AEW Capital Management, L.P. holds a 75% limited partnership interest in AEW Management and Advisors L.P.
            i. BBC Investment Advisors, Inc. (MA)
               AEW Investment Group, Inc. holds 60% of the voting securities and Back Bay Advisors, L.P. holds 40% of the voting securities of BBC Investment Advisors, Inc.
      1. BBC Investment Advisors, L.P. (MA)
         BBC Investment Advisors, Inc. holds a 1% general partnership interest and AEW Management and Advisors, L.P. holds a 59.4% limited partnership interest and Back Bay Advisors, L.P. holds a 39.6% limited partnership interest in BBC Investment Advisors, L.P.
           ii. AEW Real Estate Advisors, Inc. (MA)
                1.     AEW Advisors, Inc. (MA)
                2.     Copley Properties Company, Inc. (MA)
                3.     Copley Properties Company II, Inc. (MA)
                4.     Copley Properties Company III, Inc. (MA)
                5.     Fourth Copley Corp. (MA)
                6.     Fifth Copley Corp. (MA)
                7.     Sixth Copley Corp. (MA)
                8.     Seventh Copley Corp. (MA).
                9.     Eighth Copley Corp. (MA).
               10.     First Income Corp. (MA).
               11.     Second Income Corp. (MA).
               12.     Third Income Corp. (MA).
               13.     Fourth Income Corp. (MA).
               14.     Third Singleton Corp. (MA).
               15.     Fourth Singleton Corp. (MA)
               16.     Fifth Singleton Corp. (MA)
               17.     Sixth Singleton Corp. (MA).
               18.     BCOP Associates L.P. (MA)
                       AEW Real Estate Advisors, Inc. holds a 1% general partner interest in BCOP Associates L.P.
           iii. CREA Western Investors I, Inc. (MA)
                1. CREA Western Investors I, L.P. (DE)
                   CREA Western Investors I, Inc. holds a 24.28% general partnership interest and Copley Public Partnership Holding, L.P. holds a 57.62% limited partnership interest in CREA Western Investors I, L.P.
            iv. CREA Investors Santa Fe Springs, Inc. (MA)

      2. Copley Public Partnership Holding, L.P. (DE)
         AEW Capital Management, L.P. holds a 75% limited partner interest and AEW Investment Group, Inc. holds a 25% general partner interest and CREA Western Investors I, L.P holds a 57.62% Limited Partnership interest.
      3. AEW Real Estate Advisors, Limited Partnership (MA)
         AEW Real Estate Advisors, Inc. holds a 25% general partnership interest and AEW Capital Management, L.P. holds a 75% limited partnership interest in AEW Real Estate Advisors, Limited Partnership.
      4. AEW Hotel Investment Corporation (MA)
         a. AEW Hotel Investment, Limited Partnership (MA)
            AEW Hotel Investment Corporation holds a 1% general partnership interest and AEW Capital Management, L.P. holds a 99% limited partnership interest in AEW Hotel Investment, Limited Partnership.
      5. Aldrich Eastman Global Investment Strategies, LLC (DE)
         AEW Capital Management, L.P. holds a 25% membership interest and an unaffiliated third party holds a 75% membership interest in Aldrich Eastman Global Investment Strategies, LLC.

In addition to the entities listed above, Metropolitan (or where indicated an affiliate) also owns an interest in the following entities, among others:

1) CP&S Communications, Inc., a New York corporation, holds federal radio communications licenses for equipment used in Metropolitan owned facilities and airplanes. It is not engaged in any business.

2) Quadreal Corp., a New York corporation, is the fee holder of a parcel of real property subject to a 999 year prepaid lease. It is wholly owned by Metropolitan, having been acquired by a wholly owned subsidiary of Metropolitan in 1973 in connection with a real estate investment and transferred to Metropolitan in 1988.

3) Met Life International Real Estate Equity Shares, Inc., a Delaware corporation, is a real estate investment trust. Metropolitan owns approximately 18.4% of the outstanding common stock of this company and has the right to designate 2 of the 5 members of its Board of Directors.

4) Metropolitan Structures is a general partnership in which Metropolitan owns a 50% interest.

5) Interbroker, Correduria de Reaseguros, S.A., is a Spanish insurance brokerage company in which Santander Met, S. A., a subsidiary of Metropolitan in which Metropolitan owns a 50% mt ST, owns a 50% interest and has the right to designate 2 of the 4 members of the Board of Directors.

6) Metropolitan owns varying interests in certain mutual funds distributed by its affiliates. These ownership interests are generally expected to decrease as shares of the funds are purchased by unaffiliated investors.

7) Metropolitan Lloyds Insurance Company of Texas, an affiliated association, provides homeowner and related insurance for the Texas market. It is an association of individuals designated as underwriters. Metropolitan Lloyds, Inc., a subsidiary of Metropolitan Property and Casualty Insurance Company ("MET P&C"), serves as the attorney-in-fact and manages the association.

8) Mezzanine Investment Limited Partnerships ("MILPs"), Delaware limited partnerships, are investment vehicles through which investments in certain entities are held. A wholly owned subsidiary of Metropolitan serves as the general partner of the limited partnerships and Metropolitan directly owns a 99% limited partnership interest in each MILP. The MILPs have various's ownership interests in certain companies. The various MILPs own, directly or indirectly, more than 50% of the voting stock of the following company: Coating
Technologies International, Inc.

NOTE:  THE METROPOLITAN LIFE ORGANIZATIONAL CHART
 DOES NOT INCLUDE REAL ESTATE
- ----
       JOINT VENTURES AND PARTNERSHIPS OF WHICH METROPOLITAN LIFE AND/OR ITS SUBSIDIARIES IS AN INVESTMENT PARTNER. IN ADDITION, CERTAIN INACTIVE SUBSIDIARIES HAVE ALSO BEEN OMITTED.